UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 28, 2014

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2014, MGI Luxury Group, S.A., a wholly owned Swiss subsidiary of Movado Group, Inc., (“MGI”) entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Lacoste S.A., Sporloisirs S.A. and Lacoste Alligator S.A. (together, “Licensor”) . The Amended License Agreement amends and restates MGI’s original license agreement with Licensor entered into on March 24, 2006 (as amended, the “Original License Agreement”).

Material modifications to the Original License Agreement, as implemented by the Amended License Agreement, include the following:

●	The term has been extended as from January 1, 2015 through December 31, 2022.

●	Sales minima are specified for the extension term.

●	The royalty rates for Net Sales and Sales to Distributors (both as defined in the Amended License Agreement) have been revised.

●	The newly defined terms “Factory Outlets” and “Factory Outlet Sales” have been added as has a new specified royalty rate for Factory Outlet Sales.

●
Specific provisions have been added relating to e-commerce, including new criteria under which online retailers may qualify for inclusion in the Lacoste Watches Selective Distribution System (as defined in the Amended License Agreement).

●	A separate annual budget has been specified for merchandising, in-store promotion and marketing activities targeted to the trade.

●	Licensor’s updated code of conduct is attached to the Amended License Agreement and a requirement has been added that it be signed by all Sub-Licensees, Sub-Contractors and Suppliers.

The other material provisions of the Amended License Agreement remain substantially unchanged from the Original License Agreement.

The Company intends to file the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2014

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name:	Timothy F. Michno
Title:	General Counsel